Exhibit 99.2

CERIDIAN ANNOUNCES EXPECTED CLOSING DATE FOR PENDING ACQUISITION

MINNEAPOLIS – October 26, 2007 – Ceridian Corporation (NYSE: CEN) today announced that it currently expects that the pending acquisition of Ceridian by affiliates of Thomas H. Lee Partners, L.P. and Fidelity National Financial, Inc. will be completed on November 9, 2007.

About Ceridian
Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

Cautionary Note Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those relating to the expected completion and timing of the acquisition, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties, such as the condition of the financing markets, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the proposed merger involving Ceridian and Thomas H. Lee Partners, L.P. and Fidelity National Financial, Inc., the SEC investigation, the prior restatements of our financial statements, the pending shareholder litigation, volatility associated with Comdata’s fuel price derivative contracts and those factors which are discussed in Ceridian’s Annual Report on Form 10-K for the year ended December 31, 2006 and in Ceridian’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, which factors are also incorporated herein by reference. Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects.

CONTACTS:

Pete Stoddart, Director of Public Relations
952-853-4278

Craig Manson, Vice President of Investor Relations
952-853-6022

Eric Brielmann / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449